Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Reports Second Quarter 2022 Financial Results
•Worldwide revenue of $223.7 million for the second quarter 2022, representing an increase of 121.4% from the prior year period
•GAAP net income of $43.1 million for the second quarter 2022, compared to GAAP net loss of $26.7 million in the prior year period
•GAAP fully diluted net income per share of $0.61 for the second quarter 2022, compared to GAAP fully diluted net loss per share of $0.39 in the prior year period; adjusted fully diluted net income per share of $0.89 for the second quarter 2022, compared to adjusted fully diluted net income per share of $0.11 in the prior year period
•Net cash provided by operating activities was $72.6 million for the second quarter 2022. Free cash flow was $68.3 million in the second quarter 2022
•The Company provides third quarter 2022 revenue and adjusted diluted earnings per share guidance; increases full year guidance
NORTH BILLERICA, MA., August 4, 2022 - Lantheus Holdings, Inc. (NASDAQ: LNTH) (Lantheus), a company committed to improving patient outcomes through diagnostics, radiotherapeutics and artificial intelligence solutions that enable clinicians to Find, Fight and Follow disease, today reported financial results for its second quarter ended June 30, 2022.
The Company’s worldwide revenue for the second quarter of 2022 totaled $223.7 million, compared with $101.1 million for the second quarter of 2021, representing an increase of 121.4% from the prior year period.
The Company’s second quarter 2022 GAAP net income was $43.1 million, or $0.61 per fully diluted share, as compared to GAAP net loss of $26.7 million, or $0.39 per fully diluted share for the second quarter of 2021.
The Company’s second quarter 2022 adjusted fully diluted earnings per share were $0.89, as compared to $0.11 for the second quarter of 2021, representing an increase of approximately $0.78 from the prior year period.
Lastly, net cash provided by operating activities was $72.6 million for the second quarter 2022. Free Cash Flow was $68.3 million in the second quarter of 2022, representing an increase of approximately $45.0 million from the prior year period.
“Our record-setting financial results for the first half of 2022 reflect the strength of our strategy and our ability to drive long-term growth,” said Mary Anne Heino, President and CEO. “PYLARIFY, which is firmly established as the PSMA PET imaging agent of choice, continues to propel our growth and have a positive impact on the U.S. prostate cancer community. We continue to be driven by our purpose to Find, Fight and Follow disease to improve patient outcomes and provide sustainable value for shareholders.”
The Company updates its guidance for full year 2022 and offers the following guidance for the third quarter:

	Q3 Guidance Issued August 4, 2022	Previous Guidance Issued April 29, 2022
Q3 FY 2022 Revenue	$220 million - $230 million	N/A
Q3 FY 2022 Adjusted Fully Diluted EPS	$0.80 - $0.85	N/A
	FY Guidance Updated August 4, 2022	FY Guidance Issued April 29, 2022
FY 2022 Revenue	$885 million - $905 million	$800 million - $835 million
FY 2022 Adjusted Fully Diluted EPS	$3.50 - $3.60	$2.90 - $3.15
On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of adjusted fully diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments (including liability accruals relating to the contingent value rights issued as part of the Progenics Pharmaceuticals, Inc. acquisition), and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.

Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call and webcast on Thursday, August 4, 2022, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.
A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
With more than 60 years of experience in delivering life-changing science, Lantheus is committed to improving patient outcomes through diagnostics, radiotherapeutics and artificial intelligence solutions that enable clinicians to Find, Fight and Follow disease. Lantheus is headquartered in Massachusetts and has offices in New Jersey, Canada and Sweden. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “believe,” “could,” “estimate,” “expect,” “look forward to,” “may,” “plan,” “predict,” “target,” “will,” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) our ability to continue to grow PYLARIFY as a commercial product, including (A) our ability to obtain FDA approval for additional positron emission tomography (“PET”) manufacturing facilities (“PMFs”) to manufacture PYLARIFY, (B) the ability of PMFs to manufacture PYLARIFY to meet product demand, (C) our ability to sell PYLARIFY to customers, (D) our ability to obtain and maintain adequate coding, coverage and payment for PYLARIFY, and (E) our ability to establish PYLARIFY as a leading PSMA PET imaging agent in a competitive environment in which other PSMA PET imaging agents have been approved and additional ones are in development; (ii) continued market expansion and penetration for our established commercial products, particularly DEFINITY, in the face of segment competition and potential generic competition, including as a result of patent and regulatory exclusivity expirations and challenges; (iii) the global Molybdenum-99 (“Mo-99”) supply; (iv) our ability to have third party manufacturers manufacture our products and our ability to use our in-house manufacturing capacity; (v) our ability to successfully launch PYLARIFY AI as a commercial product; (vi) the continuing impact of the global COVID-19 pandemic on our business, supply chain, financial condition and prospects; (vii) the efforts and timing for clinical development and regulatory approval of our product candidates and new clinical applications and territories for our products, in each case, that we may develop, including 1095 and NM-01, or that our strategic partners may develop, including piflufolastat F 18 in Europe and flurpiridaz fluorine-18 (“F 18”); (viii) our ability to identify and acquire or in-license additional diagnostic and therapeutic product opportunities in oncology and other strategic areas; (ix) the potential reclassification by the FDA of certain of our products and product candidates from drugs to devices with the expense, complexity and potentially more limited competitive protection such reclassification could cause; and (x) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$223,723	$101,064	$432,603	$193,573
Cost of goods sold	85,694	54,976	165,504	106,455
Gross profit	138,029	46,088	267,099	87,118
Operating expenses
Sales and marketing	27,492	17,631	47,846	31,804
General and administrative	32,598	43,177	70,186	59,315
Research and development	14,735	12,061	26,938	22,421
Total operating expenses	74,825	72,869	144,970	113,540
Gain on sale of assets	—	—	—	15,263
Operating income (loss)	63,204	(26,781)	122,129	(11,159)
Interest expense	1,469	1,937	2,978	4,655
Gain on extinguishment of debt	—	—	—	(889)
Other income	(310)	(182)	(795)	(731)
Income (loss) before income taxes	62,045	(28,536)	119,946	(14,194)
Income tax expense (benefit)	18,987	(1,879)	33,926	3,455
Net income (loss)	$43,058	$(26,657)	$86,020	$(17,649)
Net income (loss) per common share:
Basic	$0.63	$(0.39)	$1.26	$(0.26)
Diluted	$0.61	$(0.39)	$1.22	$(0.26)
Weighted-average common shares outstanding:
Basic	68,674	67,505	68,343	67,300
Diluted	70,796	67,505	70,412	67,300

Lantheus Holdings, Inc.
Consolidated Revenues Analysis
(in thousands – unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
DEFINITY	$62,306	$59,842	4.1%	$120,634	$115,813	4.2%
TechneLite	19,440	23,772	(18.2)%	42,045	46,572	(9.7)%
Other precision diagnostics	5,363	6,742	(20.5)%	10,628	13,726	(22.6)%
Total precision diagnostics	87,109	90,356	(3.6)%	173,307	176,111	(1.6)%
PYLARIFY	130,232	273	N/A	223,009	273	N/A
Other radiopharmaceutical oncology	928	2,539	(63.5)%	2,255	4,039	(44.2)%
Total radiopharmaceutical oncology	131,160	2,812	4,564.3%	225,264	4,312	5124.1%
Strategic Partnerships and other revenue	5,454	7,896	(30.9)%	34,032	13,150	158.8%
Total revenues	$223,723	$101,064	121.4%	$432,603	$193,573	123.5%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$43,058	$(26,657)	$86,020	$(17,649)
Stock and incentive plan compensation	7,412	4,588	13,035	7,905
Amortization of acquired intangible assets	8,306	6,074	16,612	10,759
Acquired debt fair value adjustment	—	—	—	(307)
Contingent consideration fair value adjustments	8,500	25,600	26,900	25,900
Non-recurring severance related fees	—	92	—	528
Non-recurring fees	348	—	(384)	—
Extinguishment of debt	—	—	—	(889)
Gain on sale of assets	—	—	—	(15,263)
Strategic collaboration and license costs	500	—	500	—
Integration costs	—	11	—	30
Acquisition-related costs	252	767	699	664
ARO Acceleration and other related costs	209	—	1,800	—
Other	(124)	43	5	53
Income tax effect of non-GAAP adjustments(a)	(5,578)	(2,731)	(14,474)	(648)
Adjusted net income	$62,883	$7,787	$130,713	$11,083
Adjusted net income, as a percentage of revenues	28.1%	7.7%	30.2%	5.7%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income per share - diluted	$0.61	$(0.39)	$1.22	$(0.26)
Stock and incentive plan compensation	0.10	0.07	0.19	0.12
Amortization of acquired intangible assets	0.12	0.08	0.24	0.16
Acquired debt fair value adjustment	—	—	—	(0.01)
Contingent consideration fair value adjustments	0.13	0.37	0.38	0.38
Non-recurring severance related fees	—	—	—	0.01
Non-recurring fees	—	—	(0.01)	—
Extinguishment of debt	—	—	—	(0.01)
Gain on sale of assets	—	—	—	(0.23)
Strategic collaboration and license costs	0.01	—	0.01	—
Integration costs	—	—	—	—
Acquisition-related costs	—	0.02	0.01	0.01
ARO Acceleration and other related costs	0.01	—	0.03	—
Other	—	—	—	—
Income tax effect of non-GAAP adjustments(a)	(0.09)	(0.04)	(0.21)	(0.01)
Adjusted net income per share - diluted	$0.89	$0.11	$1.86	$0.16
Weighted-average common shares outstanding - diluted	70,796	68,705	70,412	68,281
(a)The income tax effect of the adjustments between GAAP net loss and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$72,597	$25,869	$82,861	$35,687
Capital expenditures	(4,343)	(2,656)	(7,533)	(5,176)
Free cash flow	$68,254	$23,213	$75,328	$30,511

Net cash (used in) provided by investing activities	$(4,343)	$(2,656)	$(5,733)	$10,647
Net cash used in financing activities	$(2,011)	$(715)	$(4,190)	$(35,506)

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$171,427	$98,508
Accounts receivable, net	187,051	89,336
Inventory	33,958	35,129
Other current assets	11,986	12,818
Total current assets	404,422	235,791
Property, plant and equipment, net	119,004	116,772
Intangibles, net	331,898	348,510
Goodwill	61,189	61,189
Deferred tax assets, net	55,155	62,764
Other long-term assets	42,156	38,758
Total assets	$1,013,824	$863,784
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$14,065	$11,642
Accounts payable	21,153	20,787
Accrued expenses and other liabilities	183,798	58,068
Total current liabilities	219,016	90,497
Asset retirement obligations	22,196	20,833
Long-term debt, net and other borrowings	155,664	163,121
Other long-term liabilities	49,616	124,894
Total liabilities	446,492	399,345
Total stockholders’ equity	567,332	464,439
Total liabilities and stockholders’ equity	$1,013,824	$863,784

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Contacts:
Mark Kinarney
Vice President, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Senior Director, Corporate Communications
646-975-2533
media@lantheus.com